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                                  SYNAVANT INC.

                            2000 STOCK INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining employees, other service providers and directors of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) ACT: The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provision or rule.

         (b) ANNUAL LIMIT: The limitation on the amount of certain Awards intended to qualify as "performance-based compensation" that may be granted to a given Participant each year.

         (c) AWARD: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

         (d) BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act.

         (e) BOARD: The Board of Directors of the Company.

         (f) CHANGE IN CONTROL: The occurrence of any of the following events after the Spinoff Date:

         (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

         (ii) during any period of twenty-four months or less (not including any period prior to the Spinoff Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board

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                  or nomination for election by the Company's stockholders
                  was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or who were new directors (subject to the exclusions set forth above in this Section 2(f)(ii)) whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company (if it is the surviving parent) or such surviving entity; provided, however, that, if consummation of the corporate transaction referred to in this Section 2(f)(iii) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that, if consummation of the transaction referred to in this Section 2(e)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; or

         (v) the Board determines that a Change in Control shall be deemed to have occurred for purposes of the Plan, provided that the Board may impose limitations on the effects of a Change in Control on any Award or otherwise if the Change in Control has occurred under this Section 2(f)(v) and not under other subsections of this Section 2(f).

         (g) CODE: The Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provision or regulation.

         (h) COMMITTEE: A committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any Subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. Upon effectiveness of the Plan, the Board shall perform all functions of the Committee hereunder until the Board has appointed a Compensation and Benefits Committee of the Board, at which time the Compensation and Benefits Committee shall be designated initially as the Committee hereunder.

         (i) COMPANY: Synavant Inc., a Delaware corporation.

         (j) DISABILITY: Inability of a Participant to perform the services for the Company and its Subsidiaries required by his or her employment with or service to the Company due to any medically determinable physical and/or mental incapacity or disability which is permanent. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered to have a Disability unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

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         (k) EFFECTIVE DATE: The date on which the Plan takes effect, as specified in Section 12(j) of the Plan.

         (l) FAIR MARKET VALUE: With respect to Shares, unless otherwise determined by the Committee, on a given date, the arithmetic mean of the high and low sales prices of Shares as reported for such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or on the automated quotation system on such shares are designated for trading, or, if there is no reported sale for that date, for the latest preceding date on which there was a reported sale.

         (m) LSAR: A limited stock appreciation right granted pursuant to
     Section 7(d) of the Plan.

         (n) OTHER STOCK-BASED AWARDS: Awards granted pursuant to Section 8 of the Plan, including restricted Shares, restricted Share units, and deferred stock.

         (o) OPTION: A stock option granted pursuant to Section 6 of the Plan.

         (p) OPTION PRICE: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

         (q) PARTICIPANT: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

         (r) PERFORMANCE-BASED AWARDS: Other Stock-Based Awards granted with terms as set forth in Section 8(b) of the Plan.

         (s) PERSON: As such term is used for purposes of Section 13(d) or 14(d) of the Act.

         (t) PLAN: The 2000 Stock Incentive Plan.

         (u) QUALIFIED MEMBER: A member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation 1.162-27 under Code Section 162(m).

         (v) RETIREMENT: In the case of an employee, termination of employment with the Company or a Subsidiary after such Participant has attained age 65 or age 55 and 15 years of service with the Company, other than a termination by the Company or a subsidiary for cause. In the case of a non-employee director, termination of service after such Participant has attained age 70 or at an earlier age if the director has served the Company as such for at least six years. The foregoing notwithstanding, the Committee may modify this definition in any Award agreement or determine in its discretion that any other termination shall be deemed a Retirement for purposes of the Plan.

         (w) SHARES: Shares of common stock, par value $0.01 per Share, of the Company.

         (x) SPINOFF DATE: The date on which the Shares that are owned by IMS Health Incorporated become distributable to the holders of record of shares of IMS Health Incorporated.

         (y) STOCK APPRECIATION RIGHT: A stock appreciation right granted pursuant to Section 7 of the Plan.

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         (z) SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f)
     of the Code.

3.       SHARES SUBJECT TO THE PLAN

         (a) AGGREGATE SHARE LIMITATIONS. Subject to adjustment as provided in
Section 9(a), the total number of Shares which may be issued and/or delivered under the Plan is 1,600,000 plus the number of Shares reserved for awards under the Synavant, Inc. Replacement Plan for IMS Health Equity-Based Awards (the "Replacement Plan") that are not in fact issued or delivered in connection with such awards. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of Shares to the Participant, including the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will become available for Awards under the Plan, and Shares shall be counted as issued or delivered under the Replacement Plan in a manner consistent with the counting of Shares under this Section 3. In addition, in the case of any Award granted in substitution for awards of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

         (b) ANNUAL PER-PERSON LIMITATIONS. In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under each of Section 6, Section 7, and Section 8(b) relating to up to the Participant's Annual Limit (such Annual Limit to apply separately to each Section). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 750,000 shares plus the amount of the Participant's unused Annual Limit as of the close of the previous year, subject to adjustment as provided in Section 9(a). In the case of a Performance-Based Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), the maximum amount of a Performance-Based Award that may be earned by a Participant for performance in a calendar year shall be the Participant's cash Annual Limit, which for this purpose shall be$5,000,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year. For purposes of this Section 3(b), (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition; and (ii) a Participant's Annual Limit is used if it may be potentially earned or paid under an Award, regardless of whether it is in fact earned or paid.

NOTE: SHARE FIGURES IN THIS SECTION 3 REFLECT THE 1-FOR 20 REVERSE SPLIT OF THE COMPANY'S STOCK EFFECTED AT THE SPINOFF DATE.

4.       ADMINISTRATION

         (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee may, in its discretion, grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other

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Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and
(ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.

         (c) LIMITATION OF LIABILITY. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         (d) LIMITATION ON REPRICING. Without the prior approval of the Company's stockholders, Awards will not be modified in a transaction that constitutes "repricing" within the meaning of Interpretation 44 under APB 25.

5.       ELIGIBILITY

         Employees of the Company and its Subsidiaries, other persons who provide substantial services to the Company and its Subsidiaries, and non-employee directors of the Company are eligible to be granted Awards. In addition, any person who has been offered employment by the Company or a Subsidiary is eligible to be granted Awards, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced such employment. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

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6.       TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

         (a) OPTION PRICE. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted. The Committee may require the Participant to pay a portion of the Option Price at the time of grant of the option, with the remainder of the Option Price payable upon exercise of the Option. Such prepayment of the Option Price shall be non-refundable except to the extent set forth in a Participant's original option agreement.

         (b) EXERCISABILITY. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

         (c) EXERCISE OF OPTIONS. Except as otherwise provided in the Plan or in an Award agreement (subject to Section 11(b)), an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence, or (B) the date of sale by a broker of all or a portion of the Shares being purchased pursuant to clause (iv) in the following sentence. Unless otherwise determined by the Committee, the Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate unpaid Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. The Award agreement shall, unless otherwise provided by the Committee, permit the Participant to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of the Option. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

         (d) RESTRICTIONS ON SHARES ISSUED UPON EXERCISE; OTHER CONDITIONS. If and to the extent so determined by the Committee, Shares issued upon exercise of an Option may be subject to limitations on transferability, risks of forfeiture, deferral of delivery, or such other terms and conditions as the Committee may impose, subject to Section 11(b). Such terms and conditions may include required forfeiture of Options, or gains realized upon exercise thereof for a specified period after exercise, in the event the Participant fails to comply with conditions relating to non-competition, non-disclosure, non-solicitation or non-interference with employees, suppliers, or customers, and non-disparagement and other conditions specified by the Committee.

         (e) EXERCISABILITY UPON TERMINATION OF EMPLOYMENT OR SERVICE BY DEATH OR DISABILITY. Except as otherwise provided by the Committee (subject to Section 11(b)), if a Participant's employment with or service to the Company and its Subsidiaries terminates by reason of death or

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Disability after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full (i.e., become non-forfeitable) and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

         (f) EXERCISABILITY UPON TERMINATION DUE TO RETIREMENT. Except as otherwise provided by the Committee (subject to Section 11(b)), if a Participant's employment with or service to the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of an Option, the Participant's unexercised Option may thereafter be exercised only during the period ending at the earlier of five years after such Retirement or the stated expiration date of such Option (the "Post-Retirement Exercise Period"), provided that such Option shall be exercisable during such Post-Retirement Exercise Period only to the extent such Option was exercisable at the time of such Retirement. The foregoing notwithstanding, the Committee may, in its sole discretion, vary these terms, including by accelerating the vesting of the unvested portion of such Option held by a Participant upon such Participant's Retirement so that the Option shall not be forfeited but shall thereafter become exercisable to the extent and at such times as such portion of the Option would have become both vested and exercisable during the Post-Retirement Exercise Period had the Participant's employment or service not been terminated; PROVIDED, HOWEVER, that if a Participant dies within a period of five years after such termination of employment or service, an unexercised Option (to the extent not previously forfeited) may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of
(A) five years after the date of such termination of employment or service or
(B) one year after the date of death.

         (g) EFFECT OF OTHER TERMINATION. Except as otherwise provided by the Committee (subject to Section 11(b)), if a Participant's employment with or service to the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, the Participant's unexercised Option may thereafter be exercised during the period ending 90 days after the date of such termination, but only to the extent such Option was exercisable at the time of such termination, and in no event may such Option be exercised after its stated expiration date. The foregoing notwithstanding, the Committee may, in its sole discretion, vary these terms, including by accelerating the vesting of unvested Options held by a Participant if such Participant is terminated from employment or service without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         (a) GRANTS. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

         (b) TERMS. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to

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(i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.
The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable Option with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

         (c) LIMITATIONS. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

         (d) LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.       OTHER STOCK-BASED AWARDS

         (a) GENERALLY. The Committee may grant Awards of Shares, Awards of restricted Shares and restricted Share units, and Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or factors which influence the value of Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) as an outright bonus or upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 8(a). In addition, the Committee is authorized to grant dividend equivalents to a Participant, entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

         (b) PERFORMANCE-BASED AWARDS. Notwithstanding anything to the contrary herein, Other Stock-Based Awards under this Section 8 may be granted in a manner which is deductible by the Company without limitation under Section 162(m) of the Code ("Performance-Based

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Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. A performance period may extend for one year or less or for a period of more than one year. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);
(ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure;
(x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total stockholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets, (xx) economic wealth created; (xxi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, and execution of pre-approved corporate strategy. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including on an absolute basis, in relation to performance in a prior period, and/or relative to one or more peer group companies or indices, or any combination thereof. In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Section 162(m). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; PROVIDED, HOWEVER, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

         (c) SHARE UNITS IN LIEU OF DIRECTORS' FEES. The Board may authorize the grant of Other Stock-Based Awards, in the form of non-forfeitable Share units, in lieu of directors' fees otherwise payable in cash. Such Share units may be granted on a mandatory basis or at the election of the director.

9.       ADJUSTMENTS UPON CERTAIN EVENTS; CHANGE IN CONTROL

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

         (a) GENERALLY. In the event of any change in the outstanding Shares after the Spinoff Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any large, special, and non-recurring distribution to Stockholders, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to

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be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price, (iii) the number and kind of Shares by which annual per-person Award limitations are measured under
Section 3 hereof and/or (iv) any other affected terms of such Awards (including making provision for the payment of cash, other Awards or other property in respect of any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized to be made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance-Based Awards granted under
Section 8(b) hereof intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to fail to so qualify.

         (b) CHANGE IN CONTROL. The Committee may, in its sole discretion and without liability to any person, determine that, in the event of a Change in Control, an Award shall be subject to such terms and conditions as the Committee may specify in the Award agreement or other agreement or document, which terms and conditions may include, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder. In furtherance of the foregoing, except as otherwise determined by the Committee and specified in the applicable agreement relating to an Option (and subject to Section 11(b)), upon a Change in Control each Option then outstanding shall automatically become fully vested and exercisable, and, in the event of the Participant's employment or service to the Company and its Subsidiaries terminates within 36 months after the Change in Control for any reason other than death, Disability, Retirement, or termination by the Company for cause, an Option that was outstanding at the date of the Change in Control shall remain outstanding for 36 months after such termination (but in no event past the stated expiration date of the Option).

10.      NONTRANSFERABILITY OF AWARDS

         An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution and, during the lifetime of a Participant, an Award shall be exercisable only by such Participant; except that (i) Awards and related rights shall be transferred to a Participant's beneficiaries upon the death of the Participant, and (ii) Awards and other rights (other than incentive stock options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and rights thereunder may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). An Award exercisable after the death of a Participant may be exercised by the beneficiaries, legatees, personal representatives or distributees of the Participant.

11.      AMENDMENTS OR TERMINATION

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

         (a) CHANGES TO THE PLAN. The Board may amend, alter or discontinue the Plan, except that (i) any amendment or alteration shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if (x) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit amendments or alterations to stockholders for approval, or (y) such amendment or alteration would materially increase the number of shares reserved for the purposes of the Plan, materially broaden the class of persons eligible to receive Awards under the Plan or materially increase benefits accruing to Participants in the Plan; (ii) without the consent of a Participant, no amendment or alteration shall materially impair any of the Participant's rights under an Award theretofore granted to such Participant; and (iii) the Committee may amend or alter the Plan in such manner as it deems necessary to permit the granting of Awards meeting requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control without the consent of any affected Participant.

         (b) CHANGES TO OUTSTANDING AWARDS. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan and except that the Committee may not amend or alter an Award theretofore granted if such action would result in an Award having terms that would not have been authorized or permitted for a new grant or Award under the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

12.      MISCELLANEOUS PROVISIONS

         (a) TAX WITHHOLDING. The Committee shall require payment of any amount it may determine to be necessary to withhold for minimum statutory withholding requirements for federal, state, local or other taxes as a result of the exercise or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

         (b) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other amounts relating to an Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

         (c) COMPLIANCE WITH CODE SECTION 162(m). The Company intends that Options and SARs granted to Participants who are likely to be "covered employees" as defined under Code Section 162(m) and other Awards designated as Performance-Based Awards to such Participants shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of grant of the Award. Accordingly, the terms of Section 8(b) and other terms used herein shall be

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

interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any Award document relating to an Option or Performance-Based Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

         (d) CERTAIN LIMITATIONS RELATING TO ACCOUNTING TREATMENT OF AWARDS. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the authority shall remain in force and the Award shall be subject to such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if any authority retained with respect to a Change in Control would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

         (e) NO RIGHT TO EMPLOYMENT OR SERVICE. The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant or retain the services of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service of such Participant.

         (f) SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         (g) INTERNATIONAL PARTICIPANTS. With respect to Participants who reside or work outside the United States of America and either who are not (and who are not expected to be) "covered employees" within the meaning of
Section 162(m) of the Code or who are granted Awards not intended to qualify as "performance-based compensation" under Section 162(m), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with local laws, regulations, or customs or otherwise to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

         (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor any submission of the Plan, specific Plan terms, or amendments thereto to a vote of stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

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

         (i) CHOICE OF LAW. The Plan shall be governed by and construed in accordance with the Delaware General Corporation Law, the laws of the State of Georgia applicable to contracts made and to be performed therein, without regard to principles of conflicts of law, and applicable federal law.

         (j) EFFECTIVENESS AND TERMINATION OF THE PLAN. The Plan shall be effective as of the date on which it has been approved by the Board and the stockholder of the Company. The Plan shall terminate at such time as no Shares remain available for Awards under the Plan and the Company has no remaining obligations with respect to outstanding Awards under the Plan.


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